Exhibit 99.2

Consolidated Balance Sheets

Hibernia Corporation and Subsidiaries

Unaudited ($ in thousands)	September 30 2005	December 31 2004	September 30 2004
Assets
Cash and cash equivalents	$1,691,679	$1,151,066	$956,214
Trading account assets	1	—	226
Securities available for sale	4,286,887	4,524,340	3,991,239
Securities held to maturity (estimated fair value of $20,816, $36,564 and $40,647, at September 30, 2005, December 31, 2004 and September 30, 2004, respectively)	20,395	35,819	39,750
Mortgage loans held for sale	80,108	78,136	87,445
Loans, net of unearned income	16,411,129	15,719,216	15,502,030
Reserve for loan losses	(402,251)	(227,574)	(235,233)

Loans, net	16,008,878	15,491,642	15,266,797

Premises and equipment	294,769	293,356	283,360
Customers’ acceptance liability	228	141	2,374
Goodwill	337,441	337,441	337,441
Other intangible assets	27,884	33,328	33,862
Other assets	444,258	362,819	354,662

Total assets	$23,192,528	$22,308,088	$21,353,370

Liabilities
Deposits:
Noninterest-bearing	$3,688,539	$3,264,190	$3,245,513
Interest-bearing	14,788,658	14,114,756	13,496,215

Total deposits	18,477,197	17,378,946	16,741,728

Short-term borrowings	668,278	555,325	545,925
Liability on acceptances	228	141	2,374
Other liabilities	266,010	521,203	246,723
Debt	1,753,428	1,910,576	1,925,153

Total liabilities	21,165,141	20,366,191	19,461,903

Shareholders’ equity
Class A Common Stock, no par value:
Authorized - 300,000,000 shares; issued - 176,210,151, 171,095,717 and 170,643,760 at September 30, 2005, December 31, 2004 and September 30, 2004, respectively	338,323	328,504	327,636
Surplus	662,898	562,969	551,784
Retained earnings	1,360,903	1,347,544	1,301,175
Treasury stock at cost: 16,272,294, 15,850,266 and 15,582,755 shares at September 30, 2005, December 31, 2004 and September 30, 2004, respectively	(312,786)	(297,626)	(289,932)
Accumulated other comprehensive income	(7,259)	15,198	18,926
Unearned compensation	(14,692)	(14,692)	(18,122)

Total shareholders’ equity	2,027,387	1,941,897	1,891,467

Total liabilities and shareholders’ equity	$23,192,528	$22,308,088	$21,353,370

See notes to consolidated financial statements.

Consolidated Income Statements

Hibernia Corporation and Subsidiaries

	Three Months Ended September 30		Nine Months Ended September 30
Unaudited ($ in thousands, except per-share data)	2005	2004	2005	2004
Interest income
Interest and fees on loans	$253,808	$217,797	$732,080	$600,043
Interest on securities available for sale	44,589	41,362	138,729	120,220
Interest on securities held to maturity	333	555	1,195	1,993
Interest on short-term investments	2,496	461	6,737	1,766
Interest on mortgage loans held for sale	1,386	1,383	3,572	5,475

Total interest income	302,612	261,558	882,313	729,497

Interest expense
Interest on deposits	88,899	51,833	230,070	130,203
Interest on short-term borrowings	4,815	1,605	11,390	5,131
Interest on debt	17,339	16,281	50,631	39,361

Total interest expense	111,053	69,719	292,091	174,695

Net interest income	191,559	191,839	590,222	554,802
Provision for loan losses	197,000	12,250	226,700	36,250

Net interest income (loss) after provision for loan losses	(5,441)	179,589	363,522	518,552

Noninterest income
Service charges on deposits	46,434	48,115	147,850	133,637
Card-related fees	18,062	15,994	52,360	43,844
Mortgage banking	5,287	5,701	14,841	28,792
Retail investment fees	5,968	7,887	22,477	23,723
Trust fees	5,960	5,839	17,510	17,892
Insurance	4,931	4,808	15,213	14,381
Investment banking	6,829	5,017	20,291	12,454
Other service, collection and exchange charges	5,386	5,585	17,446	16,210
Other operating income	3,987	4,992	18,419	14,964
Securities gains (losses), net	(58)	153	1,664	(20,387)

Total noninterest income	102,786	104,091	328,071	285,510

Noninterest expense
Salaries and employee benefits	98,618	87,347	284,131	248,242
Occupancy expense, net	13,743	12,411	39,715	34,003
Equipment expense	10,867	9,624	31,464	27,323
Data processing expense	11,032	9,540	31,071	28,791
Advertising and promotional expense	11,202	8,350	29,544	24,431
Amortization of purchase accounting intangibles	1,621	1,904	5,034	4,616
Foreclosed property expense, net	(317)	(493)	(14,789)	(708)
Other operating expense	38,218	37,668	118,111	105,514

Total noninterest expense	184,984	166,351	524,281	472,212

Income (loss) before income taxes and minority interest	(87,639)	117,329	167,312	331,850
Income tax expense (benefit)	(29,632)	40,823	60,323	115,942
Minority interest, net of income taxes	123	40	(92)	71

Net income (loss)	$(58,130)	$76,466	$107,081	$215,837

Net income (loss) per common share	$(0.37)	$0.50	$0.68	$1.40

Net income (loss) per common share - assuming dilution	$(0.37)	$0.49	$0.67	$1.37

See notes to consolidated financial statements.

Consolidated Statements of Changes in Shareholders’ Equity

Hibernia Corporation and Subsidiaries
Unaudited ($ in thousands, except per-share data)	Common Stock	Surplus	Retained Earnings	Treasury	Accumulated Other Comprehensive Income	Unearned Compensation	Comprehensive Income
Balances at December 31, 2004	$328,504	$562,969	$1,347,544	$(297,626)	$15,198	$(14,692)
Net income	—	—	107,081	—	—	—	$107,081
Change in unrealized gains (losses) on securities, net of reclassification adjustments	—	—	—	—	(29,192)	—	(29,192)
Change in accumulated gains (losses) on cash flow hedges, net of reclassification adjustments	—	—	—	—	6,735	—	6,735

Comprehensive income							$84,624

Issuance of common stock:
Stock option plans	9,757	69,737	—	2,615	—	—
Restricted stock awards	49	687	—	—	—	—
Directors’ compensation	13	203	—	—	—	—
Cash dividends declared on common ($.60 per share)	—	—	(93,722)	—	—	—
Acquisition of treasury stock	—	—	—	(17,775)	—	—
Net tax benefit related to stock option plans and ESOP	—	29,302	—	—	—	—

Balances at September 30, 2005	$338,323	$662,898	$1,360,903	$(312,786)	$(7,259)	$(14,692)

	Common Stock	Surplus	Retained Earnings	Treasury	Accumulated Other Comprehensive Income	Unearned Compensation	Comprehensive Income
Balances at December 31, 2003	$322,972	$515,289	$1,171,537	$(226,970)	$12,779	$(18,122)
Net income	—	—	215,837	—	—	—	$215,837
Change in unrealized gains (losses) on securities, net of reclassification adjustments	—	—	—	—	1,873	—	1,873
Change in accumulated gains (losses) on cash flow hedges, net of reclassification adjustments	—	—	—	—	4,274	—	4,274

Comprehensive income							$221,984

Issuance of common stock:
Stock option plans	4,601	28,072	—	—	—	—
Restricted stock awards	63	705	—	—	—	—
Directors’ compensation	—	83	—	75	—	—
Cash dividends declared on common ($.56 per share)	—	—	(86,199)	—	—	—
Acquisition of treasury stock	—	—	—	(63,037)	—	—
Net tax benefit related to stock option plans and ESOP	—	7,635	—	—	—	—

Balances at September 30, 2004	$327,636	$551,784	$1,301,175	$(289,932)	$18,926	$(18,122)

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows

Hibernia Corporation and Subsidiaries

Nine Months Ended September 30

Unaudited ($ in thousands)	2005	2004
Operating activities
Net income	$107,081	$215,837
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	226,700	36,250
Minority interest	(92)	71
Amortization of intangibles and deferred charges	3,798	11,418
Depreciation and amortization	31,138	27,342
Non-cash compensation expense	577	532
Non-cash derivative instruments losses, net	94	1,301
Premium amortization, net	7,129	11,994
Realized securities losses (gains), net	(1,664)	20,387
Losses (gains) on sales of assets, net	(19,471)	483
Provision for losses on foreclosed and other assets	34,879	481
Decrease (increase) in mortgage loans held for sale	(1,989)	141,127
Increase in deferred income tax asset	(51,356)	(17,734)
Net tax benefit related to stock options and the employee stock ownership plan	29,302	7,635
Decrease (increase) in interest receivable and other assets	(9,266)	38,229
Increase in interest payable and other liabilities	45,530	54,244

Net cash provided by operating activities	402,390	549,597

Investing activities
Purchases of securities available for sale	(1,983,731)	(1,630,934)
Proceeds from maturities of securities available for sale	1,481,066	1,592,568
Proceeds from maturities of securities held to maturity	8,832	20,421
Proceeds from sales of securities available for sale	391,548	327,591
Net increase in loans	(772,451)	(581,931)
Proceeds from sales of loans	24,307	31,001
Purchases of loans	(3,602)	(149,726)
Purchases of premises, equipment and other assets	(71,458)	(66,660)
Proceeds from sales of foreclosed assets and excess bank-owned property	29,623	7,369
Proceeds from sales of mortgage servicing rights, premises, equipment and other assets	4,000	39,049
Acquisition, net of cash acquired of $34,111	—	(217,815)

Net cash used by investing activities	(891,866)	(629,067)

Financing activities
Net increase in deposits	1,102,743	889,932
Net increase (decrease) in short-term borrowings	112,953	(734,877)
Proceeds from issuance of debt	100,000	704,658
Payments on debt	(256,219)	(665,077)
Proceeds from issuance of common stock	82,109	32,673
Dividends paid	(93,722)	(86,199)
Acquisition of treasury stock	(17,775)	(63,037)

Net cash provided by financing activities	1,030,089	78,073

Increase (decrease) in cash and cash equivalents	540,613	(1,397)
Cash and cash equivalents at beginning of period	1,151,066	957,611

Cash and cash equivalents at end of period	$1,691,679	$956,214

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

Hibernia Corporation and Subsidiaries

Unaudited

Note 1

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included. For further information, refer to the audited consolidated financial statements and notes included in Hibernia Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

Note 2

Hurricane Impact

On August 29, 2005, hurricane Katrina made landfall and subsequently caused extensive flooding and destruction along the coastal areas of the Gulf of Mexico, including New Orleans and other communities in Louisiana in which Hibernia conducts business. Operations in many of the Company’s markets were disrupted by both the evacuation of large portions of the population as well as damage and/or lack of access to the Company’s banking and operation facilities. Prior to landfall, the Company implemented its comprehensive business continuity action program. Key employees were moved to contingency recovery sites and the operations of the Company’s critical applications were transferred to back-up facilities. The Company’s business critical systems experienced minimal outages during the transition period. On September 24, 2005, hurricane Rita made landfall near the border of Louisiana and Texas, causing additional damage and disruption to certain areas affected by hurricane Katrina as well as additional areas further west.

The following table summarizes the costs incurred for the three and nine months ending September 30, 2005 relating to the hurricanes, net of $47,934,000 in insurance receivables. The table does not include hurricane related capitalized costs of $11,518,000 for purchases of information-technology equipment, office furniture and other facility costs to accommodate displaced employees.

($ in thousands)	Three and Nine Months Ended September 30, 2005
Provision for loan losses	$175,000

Noninterest expense:
Salaries and benefits	$2,854
Occupancy and equipment	781
Data processing	1,288
Advertising and promotional expense	2,781
Other operating expense	3,456

Total noninterest expense	$11,160

Total pretax hurricane expense	$186,160

The charge of $175,000,000 to provision expense was established based on management’s best estimate of the hurricanes’ impact on the loan portfolio using currently available information. Many factors were considered, including liquidity, cash flows and collateral, as well as volatility in historical losses in times of economic stress. Various assumptions were used to estimate a range of loss from a worst case of approximately $225 million to a best case of approximately $100 million and management’s best estimate of $175 million. The range was developed on a number of judgmental assumptions and is subject to change in the future as additional information becomes available. The ability of Hibernia’s borrowers to repay their loans will be impacted by many factors including the speed of recovery, the ability to build an effective levee system to safeguard New Orleans and its surrounding areas in the future, the payment of insurance claims, and the willingness and ability of businesses and consumers to return to the impacted areas. Management will continue to carefully assess and review the exposure of the loan portfolio to hurricane-related factors.

In addition to the previously mentioned direct expenses, results for the three and nine months ended September 30, 2005 were impacted by a reduction in revenue resulting from the waiver of certain fees and service charges to businesses and consumers in hurricane-impacted areas, as well as economic disruption in those markets.

Note 3

Mergers

On March 6, 2005, Hibernia announced it had entered into an Agreement and Plan of Merger with Capital One Financial Corporation (Capital One) pursuant to which Hibernia would merge with and into Capital One, with Capital One continuing as the surviving corporation. Capital One, headquartered in McLean, Virginia, is a financial holding company whose principal subsidiaries offer consumer lending and deposit products and automobile and other motor vehicle financing products.

Subject to the terms and conditions of the initial merger agreement, each holder of Hibernia common stock would have the right, subject to proration, to elect to receive, for each share of Hibernia common stock, cash or Capital One’s common stock, in either case having a value equal to $15.35 plus the product of 0.2261 times the average closing sales price of Capital One’s common stock for the five trading days immediately preceding the merger date. Based on Capital One’s closing NYSE stock price of $78.08 on March 4, 2005, the transaction was originally valued at $33.00 per Hibernia share, for a total transaction value of approximately $5.3 billion. The transaction was approved by Hibernia shareholders on August 3, 2005. The Company had received all necessary regulatory approvals and the transaction was scheduled to be completed on September 1, 2005.

On August 29, 2005, hurricane Katrina made landfall and subsequently caused extensive flooding and destruction in many areas in which Hibernia conducts business. The transaction was temporarily postponed, in accordance with the terms of the agreement, until September 7, 2005, to allow Capital One to review the effects of hurricane Katrina. On September 6, 2005, the merger agreement was renegotiated and an amended merger agreement was signed. The renegotiated terms included a reduction in the merger consideration as well as the addition of terms providing that the completion of the merger would not be subject to conditions relating to the effects of hurricane Katrina or other hurricanes or storms.

Under the terms of the amended merger agreement, Hibernia shareholders will have the right, subject to proration, to elect to receive cash or Capital One common stock, in either case having a value per Hibernia share equal to $13.95 plus the product of 0.2055 times the average closing sales price of Capital One’s common stock for the five trading days immediately preceding the merger date. Based on the price of Capital One shares at the close of business on September 6, 2005, of $80.50, the transaction is valued at $30.49 per Hibernia share for a total transaction value of approximately $5.0 billion. The actual value upon consummation of the acquisition will depend on Capital One’s share price at that time. Also under the terms of the amended merger agreement, no events or actions arising out of, relating to or resulting from hurricanes Katrina or Rita or any other hurricane or storm will be considered in determining whether a material adverse effect has occurred or is reasonably likely to occur or whether there is or may be any failure of any closing condition. Hibernia stock options vest at change in control and will be converted into options for shares of Capital One’s common stock in connection with the closing, if not exercised before that time. The transaction is subject to Hibernia shareholder approval of the revised terms and the effectiveness of necessary regulatory approvals. The transaction is scheduled to close two business days following the November 14, 2005 special meeting of Hibernia shareholders to vote on the amended merger agreement.

On May 13, 2004, the Company purchased all of the outstanding stock and options of Coastal Bancorp, Inc. (Coastal) for $231,014,000 in cash (including income tax withholding). Coastal was the parent of Coastal Banc Holding Company, Inc., which owned Coastal Banc ssb, a Texas-chartered FDIC-insured state savings bank headquartered in Houston, Texas. This transaction significantly increased the Company’s presence in the Houston area and provided entry into Austin, Corpus Christi, the Rio Grande Valley and other communities in South Texas.

The acquisition was accounted for as a purchase in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations.” At May 13, 2004, the Company recorded fair values of $1,957,767,000 in loans, $2,738,087,000 in total assets, $1,695,936,000 in deposits and $2,498,754,000 in total liabilities. The excess of cost over the fair value of the net assets acquired (goodwill) totaled $116,934,000. In addition, a core deposit intangible of $23,597,000 was recorded and is being amortized over 10 years. The results of operations of Coastal have been included in the Company’s consolidated financial statements since the date of acquisition.

Unaudited pro forma consolidated operating results giving effect to the purchase of Coastal as if the transaction had occurred at the beginning of the period presented is included in the table below. These pro forma results combine historical results of Coastal into the Company’s operating results, with certain adjustments made for the estimated impact of purchase accounting adjustments and acquisition funding. In addition, pro forma information does not include the effect of anticipated savings resulting from the merger. Unaudited pro forma data is not necessarily indicative of the results that would have occurred had the acquisition taken place at the beginning of the period presented or of future results.

($ in thousands, except per-share data)	Nine Months Ended September 30, 2004
Interest and noninterest income	$1,062,468
Net income	$219,185
Net income per common share	$1.42
Net income per common share - assuming dilution	$1.39

Included in the 2004 results are $5,710,000 of merger related expenses incurred by the Company. These merger-related expenses include items such as salaries and benefits, occupancy and equipment, data processing, advertising and other expenses associated with the merger and integration of Coastal.

Note 4

Goodwill and Other Intangible Assets

The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Under these rules, goodwill and intangible assets deemed to have indefinite lives are not amortized, but are subject to annual impairment tests. Other intangible assets are amortized over their useful lives.

The carrying amount of goodwill not subject to amortization at September 30, 2005 and 2004 totaled $337,441,000, net of accumulated amortization of $66,914,000. At September 30, 2005, goodwill is included in the Company’s reportable segments as follows: Consumer - $162,767,000; Small Business - $83,495,000; Commercial - $91,171,000 and Investments and Public Funds - $8,000. The Company performed its annual impairment tests as of September 30, 2005 and 2004, which did not indicate impairment of the Company’s recorded goodwill. Management is not aware of any events or changes in circumstances since the impairment testing that would indicate that goodwill might be impaired.

The Company records purchase accounting intangible assets that consist of core deposit intangibles, trust intangibles and customer lists intangibles, which are subject to amortization. These include both contractual and noncontractual customer relationships. The core deposit and trust intangibles reflect the value of deposit and trust customer relationships which arose from the purchases of financial institutions and branches. The customer lists intangibles represent the purchase of customer lists and contracts from a merchant processing company and individual insurance agents or agencies. The following table summarizes the Company’s purchase accounting intangible assets subject to amortization.

(in thousands)	September 30, 2005			September 30, 2004
Purchase Accounting Intangibles	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Core deposit	$59,748	$38,186	$21,562	$59,748	$34,365	$25,383
Trust	17,059	15,449	1,610	17,059	13,302	3,757
Customer lists	6,260	2,769	3,491	6,224	1,877	4,347

Total	$83,067	$56,404	$26,663	$83,031	$49,544	$33,487

The amortization expense of the purchase accounting intangibles for the three months ended September 30, 2005 and 2004 was $1,621,000 and $1,904,000, respectively and for the nine months ended September 30, 2005 and 2004 was $5,034,000 and $4,616,000, respectively. Estimated future amortization expense is as follows: remainder of 2005 - $1,604,000; 2006 - $4,938,000; 2007 - $3,355,000; 2008 - $3,048,000; 2009 - $2,924,000; 2010 - $2,701,000 and thereafter - $8,093,000. These estimates assume no additions to the current purchase accounting intangibles.

Also included in other intangible assets are capitalized mortgage servicing rights with net carrying amounts of $1,221,000 and $375,000 at September 30, 2005 and 2004, respectively. Amortization expense and the net provision for temporary impairment of mortgage servicing rights are recorded in noninterest income.

The following is a summary of the activity in capitalized mortgage servicing rights net of the valuation reserve for temporary impairment.

	Three Months Ended September 30		Nine Months Ended September 30
($ in thousands)	2005	2004	2005	2004
Mortgage servicing rights at beginning of period	$1,342	$134,390	$1,631	$149,455
Additions	—	(127,722)	—	(118,107)
Amortization expense	(121)	(6,293)	(410)	(22,966)
Other-than-temporary impairment	—	—	—	(8,007)

Mortgage servicing rights at end of period	1,221	375	1,221	375

Valuation reserve for temporary impairment at beginning of period	—	(9,114)	—	(31,121)
Reversal of temporary impairment, net	—	—	—	14,000
Other-than-temporary impairment	—	—	—	8,007
Reversal due to sales	—	9,114	—	9,114

Valuation reserve for temporary impairment at end of period	—	—	—	—

Mortgage servicing rights, net at end of period	$1,221	$375	$1,221	$375

In the third quarter of 2004, the Company sold substantially all of its mortgage servicing portfolio. The Company’s current practice is to sell the servicing rights with mortgage loans sold.

Note 5

Employee Benefit Plans

The Company’s stock option plans provide incentive and nonqualified options to various key employees and non-employee directors. The Company’s practice has been to grant options at no less than the fair market value of the stock at the date of grant. From October 1997 through January 2003, options granted to non-employee directors were granted under the 1993 Directors’ Stock Option Plan. Under that plan, options granted to non-employee directors upon inception of service as a director and certain options granted to directors who retire as employees vest six months from the date of grant. Other options granted to directors under that plan and options granted to employees under the Long-Term Incentive Plan in effect prior to April 2003, generally become exercisable in the following increments: 50% two years from the date of grant, an additional 25% three years from the date of grant and the remaining 25% four years from the date of grant. In the first quarter of 2001, an option was granted to a former chief executive officer, prior to his separation from the Company, under an individual stock option plan referred to as the 2001 Nonqualified Stock Option Plan. Shares issued upon the exercise of the option granted under this plan were issued out of treasury in the second quarter of 2005.

Options granted to employees and directors under the plans described above generally become immediately exercisable if the holder of the option dies while the option is outstanding. Options granted under the Long-Term Incentive Plan and the 1993 Directors’ Stock Option Plan generally expire 10 years from the date of grant, although they may expire earlier if the holder dies, retires, becomes permanently disabled or leaves the employ of the Company (in which case the options expire at various times ranging from 90 days to 12 months).

During 2003, shareholders approved the 2003 Long-Term Incentive Compensation Plan (2003 Plan). The 2003 Plan supersedes and replaces the Company’s Long-Term Incentive Plan and replaces the 1993 Directors’ Stock Option Plan. Existing options granted under these plans remain outstanding under the original terms of the plans. Options granted to employees under the 2003 Plan that vest based on length of service (as opposed to performance measures) generally become exercisable in the same increments as those issued under the Long-Term Incentive Plan, although they may vest earlier in the event of termination as a result of death, disability or retirement or in the event of a change in control of the Company. Options issued to non-employee directors under the 2003 Plan vest immediately. Stock issued to non-employee directors pursuant to the exercise of those options (other than those used to pay the exercise price, if permitted) is subject to a minimum one-year holding period. Options issued under the 2003 Plan generally expire 10 years from the grant date, although they may expire earlier if (i) the holder leaves the employ or service of the Company other than through retirement, death or disability, in which case (except as provided below) vested options expire in 90 days (or at original expiration date, if earlier), or (ii) the holder retires, dies or becomes disabled, in which case vested options expire in three years (or at the original expiration date, if earlier). Unvested options are forfeited upon termination. As to options issued after September 22, 2004, vested options are also forfeited under certain circumstances in the event of termination for cause.

All options vest immediately upon change in control of the Company. Consummation of the Capital One transaction would constitute a change in control.

The following tables summarize the option activity in the plans during the third quarter of 2005. There are no shares available for grant under the Long-Term Incentive Plan, the 1993 Directors’ Stock Option Plan and the 2001 Nonqualified Stock Option Plan. All options outstanding at September 30, 2005 are nonqualified.

	Options	Weighted Average Exercise Price
Long-Term Incentive Plan:
Outstanding, June 30, 2005	5,335,832	$16.75
Cancelled	(3,262)	$18.32
Exercised	(853,860)	$15.25

Outstanding, September 30, 2005	4,478,710	$17.04

Exercisable, September 30, 2005	2,616,054	$16.11

1993 Directors’ Stock Option Plan:
Outstanding, June 30, 2005	86,250	$15.62
Exercised	(33,750)	$14.80

Outstanding, September 30, 2005	52,500	$16.15

Exercisable, September 30, 2005	41,250	$15.15

2003 Long-Term Incentive Compensation Plan:
Outstanding, June 30, 2005	5,556,356	$24.96
Cancelled	(13,175)	$25.59
Exercised	(41,000)	$24.21

Outstanding, September 30, 2005	5,502,181	$24.97

Exercisable, September 30, 2005	61,750	$27.72

Available for grant, September 30, 2005	4,086,742

There were no shares of restricted stock awarded under the 2003 Long-Term Incentive Compensation Plan during the third quarter of 2005.

The following pro forma information was determined as if the Company had accounted for stock options using the fair-value-based method as defined in SFAS No. 123, in which the estimated fair value of the options granted is amortized to expense over the options’ vesting period. The fair value of the options was estimated using the Black-Scholes option valuation model. Beginning in the first quarter of 2005, the Company changed its assumption for stock price volatility from historical-based volatility to a weighted average of historical-based and implied volatilities based on guidance provided by Staff Accounting Bulletin No. 107 issued in March 2005.

The Black-Scholes model estimates the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate.

($ in thousands, except per-share data)	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Reported net income (loss)	$(58,130)	$76,466	$107,081	$215,837
Deduct: Stock option compensation expense under the fair value method, net of related tax effect	$(2,227)	$(1,823)	$(6,888)	$(5,558)

Pro forma net income (loss)	$(60,357)	$74,643	$100,193	$210,279

Reported net income (loss) per common share	$(0.37)	$0.50	$0.68	$1.40
Pro forma net income (loss) per common share	$(0.38)	$0.48	$0.64	$1.37

Reported net income (loss) per common share - assuming dilution	$(0.37)	$0.49	$0.67	$1.37
Pro forma net income (loss) per common share - assuming dilution	$(0.38)	$0.48	$0.62	$1.34

Note 6

Net Income Per Common Share

The following sets forth the computation of net income per common share and net income per common share - assuming dilution.

($ in thousands, except per-share data)	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Numerator:
Net income (loss) - numerator for net income (loss) per common share	$(58,130)	$76,466	$107,081	$215,837
Effect of dilutive securities	—	—	—	—

Numerator for net income (loss) per common share - assuming dilution	$(58,130)	$76,466	$107,081	$215,837

Denominator:
Denominator for net income (loss) per common share (weighted average shares outstanding)	158,616,310	153,907,723	156,427,311	153,862,965
Effect of dilutive securities:
Stock options	—	2,949,982	4,487,160	3,321,275
Restricted stock awards	—	41,535	21,175	41,535

Denominator for net income (loss) per common share - assuming dilution	158,616,310	156,899,240	160,935,646	157,225,775

Net income (loss) per common share	$(0.37)	$0.50	$0.68	$1.40

Net income (loss) per common share - assuming dilution	$(0.37)	$0.49	$0.67	$1.37

Weighted average shares outstanding exclude average common shares held by the Company’s Employee Stock Ownership Plan which have not been committed to be released. These shares totaled 1,068,135 and 1,326,214 for the three months ended September 30, 2005 and 2004, respectively and 1,106,507 and 1,378,558 for the nine months ended September 30, 2005 and 2004.

Options with an exercise price greater than the average market price of the Company’s Class A Common Stock for the periods presented are antidilutive and, therefore, are not included in the computation of net income per common share - assuming dilution. During the three months ended September 30, 2005 there were no antidulitive options outstanding. During the three months ended September 30, 2004, there were 2,250 antidilutive options outstanding (which had an exercise price of $26.36 per option share). During the nine months ended September 30, 2005 and 2004 there were 46,750 antidilutive options outstanding (which had exercise prices ranging from $31.55 to $31.64 per option share), and 2,250 antidilutive options outstanding (which had an exercise price of $26.36 per option share), respectively.

Note 7

Letters of Credit and Financial Guarantees

The Company issues letters of credit and financial guarantees (standby letters of credit) whereby it agrees to honor certain financial commitments in the event its customers are unable to perform. The majority of the standby letters of credit consist of financial guarantees. Some letters of credit result in the recording of customer acceptance liabilities. Customer acceptance liabilities are recorded when funds are payable to another financial institution on behalf of the Company’s customer. At the time the amount is determined to be payable (due to a triggering event such as delivery of goods), a liability is recorded to reflect the amount payable, with a corresponding receivable recorded from the customer. Prior to the triggering event, the contractual amount of the agreement is included in the letters of credit amounts. Collateral requirements are similar to those for funded transactions and are established based on management’s credit assessment of the customer. Management conducts regular reviews of all outstanding standby letters of credit and customer acceptances, and the results of these reviews are considered in assessing the adequacy of the Company’s loss reserves.

The Company had contractual amounts of standby letters of credit of $584,492,000 and $646,961,000 at September 30, 2005 and 2004, respectively and customer acceptance liabilities of $228,000 and $2,374,000 at September 30, 2005 and 2004, respectively. At September 30, 2005, standby letters of credit had expiration dates ranging from 2005 to 2010.

Effective January 1, 2003, the Company adopted the recognition and measurement provisions of the Financial Accounting Standards Board (FASB) Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” The recognition and measurement provisions of the interpretation were applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The fair values of the guarantees outstanding at September 30, 2005 and 2004, respectively, that have been issued since January 1, 2003, totaled $5,479,000 and $6,917,000, and are included in other liabilities.

Note 8

Segment Information

The Company’s segment information is presented by lines of business. Each line of business is a strategic unit that provides various products and services to groups of customers with certain common characteristics. The basis of segmentation and the accounting policies used by each segment are consistent with those described in the December 31, 2004 Annual Report to Shareholders and “Segment Results” in Management’s Discussion and Analysis. There are no significant intersegment revenues. The expense impact of hurricanes Katrina and Rita are included in the “other” segment.

The following table presents selected financial information for each segment.

($ in thousands)	Consumer	Small Business	Commercial	Investments and Public Funds	Other	Segment Total
Nine months ended September 30, 2005
Average loans	$8,800,000	$3,245,500	$3,874,600	$800	$3,600	$15,924,500
Average assets	$11,662,700	$3,257,100	$3,950,700	$4,541,700	$938,600	$24,350,800
Average deposits	$9,342,800	$2,471,500	$1,657,300	$2,879,200	$(55,400)	$16,295,400

Net interest income	$339,644	$147,707	$111,286	$33,061	$(38,455)	$593,243
Noninterest income	$211,795	$35,168	$70,128	$2,074	$8,906	$328,071
Net income	$129,030	$43,031	$63,139	$16,292	$(143,219)	$108,273

Nine months ended September 30, 2004
Average loans	$7,855,700	$2,970,900	$3,392,100	$400	$3,900	$14,223,000
Average assets	$10,401,800	$2,980,600	$3,472,600	$4,066,200	$795,100	$21,716,300
Average deposits	$8,532,600	$2,174,200	$1,555,000	$2,670,700	$31,300	$14,963,800

Net interest income	$317,483	$142,267	$102,797	$21,330	$(26,368)	$557,509
Noninterest income	$193,201	$27,794	$65,226	$(3,638)	$2,927	$285,510
Net income	$125,484	$45,056	$50,921	$4,225	$(11,921)	$213,765

The following is a reconciliation of segment totals to consolidated totals.

($ in thousands)	Average Loans	Average Assets	Average Deposits	Net Interest Income	Noninterest Income	Net Income
Nine months ended September 30, 2005
Segment total	$15,924,500	$24,350,800	$16,295,400	$593,243	$328,071	$108,273
Excess funds invested	—	(2,559,900)	—	—	—	—
Reclassification of cash items in process of collection	—	450,700	450,700	—	—	—
Brokered certificates of deposit	—	—	758,600	—	—	—
Taxable-equivalent adjustment on tax exempt loans	—	—	—	(3,021)	—	—
Income tax expense	—	—	—	—	—	(1,192)

Consolidated total	$15,924,500	$22,241,600	$17,504,700	$590,222	$328,071	$107,081

Nine months ended September 30, 2004
Segment total	$14,223,000	$21,716,300	$14,963,800	$557,509	$285,510	$213,765
Excess funds invested	—	(2,100,500)	—	—	—	—
Reclassification of cash items in process of collection	—	358,400	358,400	—	—	—
Brokered certificates of deposit	—	—	214,300	—	—	—
Taxable-equivalent adjustment on tax exempt loans	—	—	—	(2,707)	—	—
Income tax expense	—	—	—	—	—	2,072

Consolidated total	$14,223,000	$19,974,200	$15,536,500	$554,802	$285,510	$215,837

Note 9

Impact of Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)). This statement is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Shares Issued to Employees,” and related implementation guidance. This statement eliminates the alternative to use APB Opinion No. 25’s intrinsic value method of accounting that was provided in SFAS No. 123, as originally issued. As a result, this statement requires a public entity to measure the cost of employee services received in exchange for an award of equity based instruments based on the grant-date fair value of the award and recognize the cost over the period during which an employee is required to provide service in exchange for the award. In addition, this statement amends the treatment of award forfeitures and the accounting for the tax effects of share–based compensation awards. On March 29, 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 which expresses the view of the staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and valuation of share based payment arrangements for public companies.

Under SFAS 123(R) the Company would have been required to implement the standard as of the first interim or annual reporting period beginning after June 15, 2005 and would have applied to all awards granted, modified, repurchased or cancelled after that date. On April 21, 2005, the SEC issued an amendment to rule 4-01(a) of Regulation S-X regarding the compliance date for SFAS 123(R) that changed the effective date to the beginning of the registrant’s first fiscal year beginning on or after June 15, 2005. The Company anticipates that SFAS No. 123(R) will decrease after tax net income per common share – assuming dilution by approximately $0.05 in the first full year of adoption.